Agreement No. PS24-045 Page 1 / 3 Certain identified information marked with “[[***]]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. COMMITMENT LETTER TO THE P417 SPARE PARTS SUPPLY AGREEMENT This commitment letter (“Commitment Letter”) is made on June 1st, 2024 (the “Effective Date”) between: Lynk & Co Automobile Sales Co., Ltd., Reg. No. 91330201MA284H3EX4, a limited liability company incorporated under the laws of the People’s Republic of China (“Lynk & Co”); Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Polestar”); and Volvo Car Distribution (Shanghai) Co., Ltd., 91310000717883402X, a limited liability company incorporated under the laws of the People’s Republic of China (“Volvo”). Each of Lynk & Co, Polestar and Volvo are hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. Lynk & Co and Polestar have entered into the [***] Spare Parts Supply Agreement effective from 1st of June 2024, regarding the supply and purchase of [***] Vehicle Spare Parts (the “[***] Spare Parts Agreement”, agreement No. GEE23-025) as set forth in the schedule 1 of this Commitment Letter. B. Lynk & Co and Polestar have agreed that under the [***] Spare Parts Agreement, the herein Commitment Letter shall also be entered between the Parties. C. The Parties acknowledge and agree that Polestar and Volvo already, independent from and prior to the [***] project start, cooperate, based on separate service agreements, with regards to procurement, distribution and sale of Spare Parts and accessories, which means that Polestar’s and Volvo’s processes and physical flows are completely integrated. The Parties also agree that this cooperation means that Polestar is depending on Volvo to operate the processes and flows also for the [***] Spare Parts accordingly. D. Consequently, the [***] Spare Parts Agreement includes provisions referring to Volvo’s, as Polestar’s Designated Buyer, obligations, liabilities, and rights pursuant to the purchase of the Spare Parts by Volvo from Lynk & Co. E. This Commitment Letter aims at confirming such obligations, liabilities and rights assumed by Volvo as stated under the [***] Spare Parts Agreement. Now, therefore the Parties hereby agree: 1. Lynk&Co and Polestar agree that [***] Spare Parts Agreement supersedes and prevails on the [***] Temporary Spare Parts Supply Agreement (the “[***] Temporary Agreement”) entered on December 14th, 2023, with retroactive effect from the date of entry into force of [***] Temporary Agreement. Agreement No. PS24-045 Page 2 / 3 2. The Parties agree that this Commitment Letter, shall supersede and prevail on their previous commitment letter attached to [***] Temporary Agreement entered between the Parties (the “Previous Commitment Letter”), with retroactive effect from the date of entry into force of Previous Commitment Letter. 3. During the term of this Commitment Letter and for each Call-off of [***] Spare Parts to Lynk & Co, Volvo shall act as Designated Buyer (as defined in the [***] Spare Parts Agreement), and undertakes to comply accordingly with the following clauses: - The Individual Terms: 2 (Definitions and Interpretation), 3.1.2, 3.2 (Scope of the Agreement), 5 (Prices and payment terms), 8.3 (Termination due to material breach, insolvency etc.) (only the second paragraph), 9 (Responsible Business) (excluding section 9.3.3), 11 (Notices), 12 (Miscellaneous) and; - The General Terms (Schedule 2 of [***] Spare Parts Agreement): 1 (Definitions), 2 (Spare Parts Supply), 3 (Call-Offs), 5 (Delivery, logistics, title and risk), 6 (Export Control, Trade sanction and Global customs), 8 (Warranty), 9 (Non-conforming deliveries of Spare Parts and right to reject) (excluding section 9.3.3 to 9.3.4), 10.2, 10.3, 10.7, 11 (Protection of supply), 12 (Product Liability), 14 (Limitation of liability), 17 (Confidentiality), 19.1 (Force Majeure). 4. Lynk & Co hereby acknowledges and confirms to accept the above arrangement based on [***] Spare Parts Agreement and undertakes to fulfil its obligations to towards Volvo and Polestar accordingly. 5. Each Party represents, warrants and undertakes towards the other Parties that this Commitment Letter upon execution, constitutes legal, valid and binding obligations of each Party and enforceable against it, in accordance with the terms of this Commitment Letter. 6. Unless otherwise agreed between the Parties, words and expressions defined in the [***] Spare Parts Agreement shall have the same meaning when used in this Commitment Letter. 7. The provisions of clauses 20 (Governing Law) and 21 (Dispute Resolution) of Schedule 2 of the [***] Spare Parts Agreement shall apply to this Commitment Letter as if it had been set out in full herein mutatis mutandis. 8. This Commitment Letter shall come into effect on the Effective Date upon execution by the Parties until the termination or expiry of the [***] Spare Parts Agreement. 9. Volvo may, for convenience and in its own discretion, terminate this Commitment Letter with immediate effect by notifying Lynk & Co and Polestar. For the avoidance of doubt, the second paragraph of Section 8.3 and the first sentence of Section 8.5.1 of the Individual Terms in the [***] Spare Parts Agreement shall survive a termination in accordance with this Section 9. 10. The Parties may execute this Commitment Letter in counterparts which taken together will constitute one instrument. Schedule 1: [***] Spare Parts Supply Agreement [Signature page follows] Agreement No. PS24-045 Page 3 / 3 This Commitment Letter has been signed in four (4) originals, of which Polestar and Volvo each received one (1) and Lynk & Co received two (2) originals. LYNK & CO AUTOMOBILE SALES CO., LTD By: /s/ Lin Jie________________________ By: /s/ Shen Haijun______________________ Printed Name: Lin Jie _________________ Printed Name: _Shen Haijun________________ Title: VP____________________________ Title: _VP Lynk & Co Sales__________________ Date: 2024.06.26______________________ Date: _2024.06.26________________________ POLESTAR PERFORMANCE AB By: /s/ Jonas Engström_________________ By: /s/ Per Ansgar____________________ Printed Name: _ Jonas Engström _________ Printed Name: Per Ansgar_______________ Title: _Head of Operations______________ Title: _CFO____________________________ Date: _2024.06.13_____________________ Date: _2024.06.13______________________ VOLVO CAR DISTRIBUTION (SHANGHAI) CO., LTD By: /s/ Kexin Yu_____________________ By: ______________________________ Printed Name: Kexin Yu______________ Printed Name: _____________________ Title: General Manager______________ Title: _____________________________ Date: 2024.07.26___________________ Date: _____________________________